Exhibit 99.1
Press Release

Photon Dynamics Announces Compliance with NASDAQ Listing Requirements and Updates Business

SAN JOSE, California, January 25,  2008 — Photon Dynamics, Inc. (NASDAQ: PHTN), a global supplier utilizing advanced digital imaging technology of Liquid Crystal Display (LCD) yield enhancement systems and high performance digital imaging systems for defense, surveillance, industrial inspection and medical imaging applications, today announced that the Nasdaq Listing Qualifications Panel notified Photon Dynamics (“the Company”) that the Company demonstrated compliance with all Nasdaq Marketplace Rules and the Panel determined to continue the listing of the Company’s securities on The Nasdaq Stock Market.

Photon Dynamics reported financial results for its fourth quarter and fiscal year ended September 30, 2007.  Revenue for the fourth quarter of fiscal 2007 was $24.5 million, compared to third quarter 2007 revenue of $14.4 million and $29.3 million reported for the same quarter a year ago. The net loss for the quarter was $3.4 million or $0.20 loss per share, compared to a net loss for the prior quarter of $8.7 million or $0.52 loss per share, and a restated net loss of $6.6 million or $0.39 loss per share for the same quarter a year ago.

Net loss for the fourth quarter of fiscal 2007 includes $3.7 million in charges, as follows:

•	Equity based compensation expense of $0.5 million

•	Loss on sales of fixed assets of $0.1 million

•	Acquired in-process research and development of $1.1 million

•	Amortization of intangible assets of $0.6 million

•	Restatement related expenses of $1.4 million

Non-GAAP net income for the fourth quarter was $0.3 million or $ 0.02 earnings per diluted share, compared to non-GAAP net loss for the prior quarter of $5.6 million or $0.34 loss per share, and a non-GAAP net loss of $4.9 million or $0.29 loss per share for the same quarter a year ago. Non-GAAP adjustments are further detailed in the accompanying Reconciliation of GAAP to Non-GAAP Results.

Bookings for the fourth quarter of fiscal 2007 were $29 million, and the Company posted a backlog of $45 million at the end of September 2007. The Company noted that bookings and backlog are not necessarily indicative of future revenue and that historically bookings have fluctuated on a quarter-to-quarter basis.  These fluctuations in bookings may continue in the future.

For fiscal year ended September 30, 2007, revenue was $74.3 million, compared to revenue of $172.9 million for the year ended September 30, 2006. Net loss for the year ended September 30, 2007 was $35.1 million and loss per share was $2.09, compared to restated net income of $2.0 million and $0.12 earnings per diluted share for the year ended September 30, 2006.

Net loss for the fiscal 2007 includes $12.7 million in charges, as follows:

•	Write-down of excess inventory of $2.1 million due to order cancellation

•	Equity based compensation expense of $2.0 million

•	Restructuring charge of $1.4 million

•	Impairment of fixed assets charge of $2.8 million

•	Loss on sales of fixed assets of $0.1 million

•	Acquired in-process research and development of $1.1 million

•	Amortization of intangible assets of 1.7 million

•	Restatement related expenses of $1.5 million

Non-GAAP net loss for fiscal 2007 was $22.4 million or $1.34 loss per share, compared to non-GAAP net income for the prior year of $7.6 million or $0.44 earnings per diluted share.

The Company's cash, cash equivalents, short-term and long-term investments were $85 million as of September 30, 2007.

Company Projections for First Quarter Fiscal Year 2008
The Company estimates revenue for the first quarter of fiscal 2008 to be between $15.5 and $16.5 million with net loss per share of $0.51 to $0.47.

Amtower Litigation
On January 16, 2008, the Sixth District Court of Appeal for the State of California upheld the trial court’s judgment and award in favor of our Company and our former officers and affirmed the trial court award of approximately $445,000 in fees and costs and awarded additional costs and fees associated with the appeal.

Information Regarding Non-GAAP Financial Measures
Photon Dynamics provides non-GAAP net income and non-GAAP earnings per share data as additional information for its operating results. These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Photon Dynamics' non-GAAP net income or loss and non-GAAP earnings per diluted share exclude the effect of SFAS 123 (R), restructuring charge, Impairment of fixed assets, gain or loss on sale of fixed assets, write-down of excess inventory due to cancelled order, acquired in-process research and development, amortization of intangible assets, income (loss) from discontinued operations and restatement expenses. Because SFAS 123 (R) is a material, non-cash item Photon Dynamics has also provided non-GAAP information excluding the impact of SFAS 123 (R).

Management excludes the effect of SFAS 123 (R) and other charges as indicated, because management does not believe that these charges are directly applicable to the core operating performance of Photon Dynamics. Management believes that although GAAP measures are important for investors to understand, providing investors with this non-GAAP measure provides investors additional important information to enable them to assess, in the way that management assesses, both the current and future operations of Photon Dynamics.

About Photon Dynamics, Inc.
Photon Dynamics, Inc. is a global supplier utilizing advanced machine vision technology for market leading Liquid Crystal Display (LCD) flat panel display test and repair systems and for high performance digital imaging systems for defense, surveillance, industrial inspection and medical imaging applications. For more information about Photon Dynamics (NASDAQ: PHTN), visit its website at www.photondynamics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
The statements in this press release relating to Photon Dynamics' estimated financial results for the first quarter of fiscal 2008 are forward-looking statements. Certain statements in this press release are forward-looking statements. These forward-looking statements are based on current expectations on the date of this press release and involve a number of uncertainties and risks including but not limited and those risks and uncertainties described in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Factors Affecting Operating Results" in Photon Dynamics' Annual Report on Form 10-K for the year ended September 30, 2007 as filed with the Securities and Exchange Commission. As a result, actual results may differ substantially from expectations. Photon Dynamics undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

PHOTON DYNAMICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	June 30,	September 30,
	2007	2006	2007
		As Restated(1)

ASSETS
Current assets:
Cash and cash equivalents	$ 28,253	$ 47,935	$ 41,170
Short-term investments	55,909	54,834	42,640
Accounts receivable, net	18,927	29,341	11,934
Inventories	18,097	18,442	13,292
Refundable customs obligations	4,082	3,157	560
Other current assets	3,518	3,972	3,661
Total current assets	128,786	157,681	113,257
Long-term investments	4,147	787	1,176
Land, property and equipment, net	10,210	15,891	10,583
Other assets	4,826	4,542	5,365
Intangible assets, net	717	1,716	11,023
Goodwill	153	153	6,857
Total assets	$ 148,839	$ 180,770	$ 148,261

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 7,033	$ 7,257	$ 4,217
Warranty	4,691	8,058	3,217
Employee notes payable	-	977	-
Customs obligations	11,144	8,673	4,114
Other current liabilities	9,679	8,967	9,874
Deferred gross margin	6,603	7,454	3,236
Total current liabilities	39,150	41,386	24,658
Long-term employee note payable	-	-	5,381
Other non-current liabilities	95	119	38
Total non-current liabilities	95	119	5419
Shareholders’ equity:
Common stock	288,376	285,416	300,290
Accumulated deficit	(178,088)	(146,431)	(181,503)
Accumulated other comprehensive income (loss)	(693)	280	(603)
Total shareholders’ equity	109,595	139,265	118,184

Total liabilities and shareholders’ equity	$ 148,839	$ 180,770	$ 148,261
__________
(1) See Note 2, “Restatements of Consolidated Financial Statements and Company Findings” to in Notes Consolidated Financial Statements.

PHOTON DYNAMICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)	Quarter Ended			Year Ended September 30,
	09/30/2006	06/30/2007	9/30/2007	2006	2007
	As	As		As
	restated(1)	restated(1)		restated(1)

Revenue	$29,259	$14,430	$24,474	$172,872	$74,267
Cost of revenue	25,580	11,215	15,605	114,205	56,374
Gross margin	3,679	3,215	8,869	58,667	17,893
Operating expenses:
Research and development	7,280	6,213	5,404	32,577	26,747
Selling, general and administrative	3,784	5,831	5,879	24,506	23,076
Restructuring charge	-	(95)	-	30	1,368
Impairment of property and equipment	31	-	-	81	2,834
Loss (gain) on sale of property and equipment	58	-	87	58	87
Acquired in-process research and development	-	-	1,110	-	1,110
Amortization of intangible assets	372	254	654	1,489	1,653
Total operating expenses	11,525	12,203	13,134	58,741	56,875
Loss from operations	(7,846)	(8,988)	(4,265)	(74)	(38,982)
Interest income and other, net	717	327	853	2,803	4,190
Income (loss) from continuing operations before
income taxes and discontinued operations	(7,129)	(8,661)	(3,412)	2,729	(34,792)
Provision for income taxes	(195)	72	3	561	280
Income (loss) from continuing operations before				2,168	(35,072)
discontinued operations	(6,934)	(8,733)	(3,415)
Income (loss) from discontinued operations	346	-	-	(127)	-
Net income (loss)	$(6,588)	$(8,733)	$(3,415)	$2,041	$(35,072)
Income (loss) per share from continuing operations:
Basic	$(0.41)	$(0.52)	$(0.20)	$0.13	$(2.09)
Diluted	$(0.41)	$(0.52)	$(0.20)	$0.13	$(2.09)
Income (loss) per share from discontinued operations:
Basic	$0.02	$—	$—	$(0.01)	$—
Diluted	$0.02	$—	$—	$(0.01)	$—
Net income (loss) per share:
Basic	$(0.39)	$(0.52)	$(0.20)	$0.12	$(2.09)
Diluted	$(0.39)	$(0.52)	$(0.20)	$0.12	$(2.09)
Weighted average number of shares:
Basic	16,849	16,635	17,434	16,978	16,814
Diluted	16,849	16,635	17,434	17,011	16,814
__________
(1) See Note 2, “Restatements of Consolidated Financial Statements and Company Findings” to in Notes Consolidated Financial Statements.

Non-GAAP Net Income (Loss) Reconciliation For All Non-GAAP Items

(In thousands, except per share data)
	Quarter Ended			Year Ended September 30,
	09/30/2006	06/30/2007	09/30/2007	2006	2007
	2006	2007
	As	As		As
	restated(1)	restated(1)		restated(1)
GAAP net income (loss)	$(6,588)	$(8,733)	$(3,415)	$2,041	$(35,072)
Write-down of excess inventory due to order cancellation		2,144			2,144
Stock-based employee compensation expense	929	507	460	3,985	1,973
Restructuring charge	-	95	-	30	1,368
Impairment of property and equipment	31		-	81	2,834
Loss (gain) on sale of property and equipment	58		87	58	87
Acquired in-process research and development	-		1,110	-	1,110
Amortization of intangible assets	372	254	654	1,489	1,653
Loss (income) from discountinued operations	346		-	(127)	-
Restatement related expense	-	88	1,416	-	1,504
Non-GAAP net income	(4,852)	(5,645)	312	7,557	(22,399)

Non-GAAP Net Income (Loss) Per Diluted Share Reconciliation For All Non-GAAP Items

GAAP net income (loss) per share - diluted	$(0.39)	$(0.52)	$(0.20)	$0.12	$(2.09)
Write-down of excess inventory due to order cancellation	-	0.13	-	-	0.13
Stock-based employee compensation expense	0.06	0.03	0.03	0.23	0.12
Restructuring charge	-	0.01	-	0.00	0.08
Impairment of property and equipment	0.00	-	-	0.00	0.17
Loss (gain) on sale of property and equipment	0.00	-	0.00	0.00	0.01
Acquired in-process research and development	-	-	0.06	-	0.07
Amortization of intangible assets	0.02	0.02	0.04	0.09	0.10
Loss (income) from discountinued operations	0.02	-	-	(0.01)	-
Restatement related expense	-	0.0	0.08	-	0.1
Non-GAAP net income (loss) per share - diluted	$(0.29)	$(0.34)	$0.02	$0.44	$(1.34)

Shares used in basic shares calculation	16,849	16,635	17,434	16,978	16,814
Shares used in diluted shares calculation	16,849	16,635	17,434	17,011	16,814